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                                                                   EXHIBIT 10.8

                          SEVERANCE BENEFITS AGREEMENT

         This Severance Benefits Agreement (this "Agreement") is effective as of _________________, 1998, between The Enstar Group, Inc., a Georgia corporation ("Enstar"), and ______________, an employee of Enstar ("Employee").

                                   WITNESSETH:

         WHEREAS, the Board of Directors of Enstar (the "Board") believes that it is advisable to provide Employee with certain severance benefits in order to provide Employee with enhanced financial security and provide an incentive and encouragement to Employee to remain with Enstar.

         NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the parties hereto agree as follows:

     Section 1. Employment. Enstar shall continue the employment of Employee in the position of ______________________, as such position is defined in terms of responsibilities and compensation as of the effective date of this Agreement.

     Section 2. Term of Employment. Enstar and Employee acknowledge that Employee's employment is at will. If Employee's employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Agreement or as may otherwise be available in accordance with Enstar's established employee plans and policies at the time of termination or by law.

     Section 3. Termination. If Employee's employment with Enstar (or its successors and assigns) is terminated at any time, then Employee shall be entitled to receive severance benefits as follows:


         (a) Voluntary Resignation; Termination for Cause. If Employee's employment terminates by reason of Employee's voluntary resignation (that is, it is not an "Involuntary Termination"), or if the Employee is terminated for "Cause", then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under Enstar's then existing severance and benefit plans and policies at the time of such termination.


         (b) Involuntary Termination. If Employee's employment is terminated at any time as a result of an Involuntary Termination, then Employee shall be entitled to receive severance pay in an amount equal to Employee's base salary for a period of [twelve (12) months for executive employees and six (6) months for non-executive employees] months at the highest rate in effect during the one year immediately preceding the date in which such



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termination occurs. Any severance payments to which Employee is entitled pursuant to this section shall be paid in a lump sum on the date of termination, and subject to all withholding and payroll taxes required by law.


         (c) Termination for Disability or Death. If Enstar terminates Employee's employment as a result of Employee's "Disability", or Employee's employment is terminated due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under Enstar's then existing benefits plans and policies at the time of such termination.

     Section 4.  Definition of Terms.

         (a) Involuntary Termination. "Involuntary Termination" shall mean (i) without Employee's express written consent, the significant reduction by Enstar of Employee's duties, which is inconsistent with Employee's position and responsibilities in effect immediately prior to such assignment, or the removal by Enstar of Employee from such position and responsibilities; (ii) a reduction by Enstar in the base salary of the Employee as in effect immediately prior to such reduction; (iii) the relocation by Enstar of Employee to a facility or location more than 30 miles from Employee's then present location, without Employee's express written consent; or (iv) any termination by Enstar of Employee's employment which is not effected for his death, for Disability or for Cause. The assignment of Enstar's rights under this Agreement or the transfer of Employee's employment (i) to the assignee, acquiror or successor to all or substantially all of the business, assets or stock of Enstar or (ii) to any corporation that controls, is controlled by, or is under common control with, Enstar, shall not constitute an Involuntary Termination, provided clauses (i) through (iv) above shall continue to apply after any such assignment or transfer.


         (b) Cause. "Cause" shall mean (i) any intentional act of personal dishonesty taken by Employee in connection with his or her responsibilities as an Employee, (ii) Employee's conviction of a felony, (iii) a willful and deliberate act by Employee which constitutes either misconduct or a breach of a legal duty to Enstar, and in either case is injurious to Enstar, and (iv) continued violations by Employee of Employee's obligations under Section 1 of this Agreement after there has been delivered to Employee at least one written demand for performance from Enstar which describes the basis for Enstar's belief that Employee has not substantially performed his or her duties.


         (c) Disability. "Disability" shall mean that Employee has been unable to perform substantially all his or her duties under this Agreement as a result of his or her incapacity due to


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physical or mental illness for a period of 90 consecutive days or for a total of 90 days out of any 120 consecutive day period.

     Section 5. Notices.

         (a) Notices. All notices contemplated by this Agreement shall be in writing and shall be delivered personally or mailed by certified mail, postage prepaid. In the case of Employee, mailed notices shall be addressed to Employee at Employee's home address as noted on the records of Enstar. In the case of Enstar, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

         (b) Notice of Termination. Any termination of Employee's employment by Enstar for Cause or as a result of Employee's Disability, or by Employee as a result of a voluntary resignation or any Involuntary Termination by Enstar, shall be communicated by a notice of termination to the other party hereto given in accordance with Section 5(a) above. If Employee is claiming termination due to any Involuntary Termination, Employee shall indicate in the notice any specific fact or circumstance which gives rise to Employee's claim of an Involuntary Termination.

     Section 6. Entire Agreement. This Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof. No agreements, representations or understandings whether oral or written or (whether expressed or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

     Section 7. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia.

     Section 8. No Assignment of Benefits. The right of Employee to severance payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment, or by operation of law, including, without limitation, bankruptcy, garnishment, attachment or other creditor's process, and any such action in violation of this Section 8 shall be void.

     Section 9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Enstar, its successors and assigns.

     Section 10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one in the same instrument.


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         IN WITNESS WHEREOF, each of the parties has executed this Agreement, and the case of Enstar by its duly authorized officer, as of the day and year first above written.

                                             THE ENSTAR GROUP, INC.

                                             By:
                                                ------------------------------

                                                  Title:
                                                        ----------------------

                                             EMPLOYEE:

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